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                                                                    EXHIBIT 10-B


                                VERITAS DGC INC.
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED MARCH 7, 2000)


1.    PURPOSE OF THE PLAN.

      The purpose of the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan ("Plan") is to attract the services of experienced and knowledgeable non-employee Directors and provide an opportunity for ownership by such non-employee Directors of the common stock, $.01 par value ("Common Stock"), of Veritas DGC Inc., a Delaware corporation ("Company").

2.    DEFINITIONS.

      Capitalized terms used herein shall have the meanings set forth in Schedule A.

3.    ADMINISTRATION OF THE PLAN.

      The Plan shall be administered by the Board of Directors of the Company or any committee duly appointed thereby ("Board"). Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting.

4.    STOCK RESERVED FOR THE PLAN.

      The maximum number of Shares of Common Stock which may at any time be subject to outstanding Options issued under the Plan is 600,000, subject to adjustment as provided under paragraph 17. The Company shall reserve for issuance pursuant to the Plan such number of Shares of Common Stock as may from time to time be subject to Options granted pursuant to the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be made subject to an Option under the Plan. If Common Stock is used by the Optionee to pay the Option Price of an Option, only the net number of Shares of Common Stock issued by the Company shall be considered utilized under the Plan. If Shares of Common Stock are withheld by the Company to pay tax withholding due from the Employee, the number of such Shares withheld shall not be considered utilized under the Plan.

5.    GRANT OF OPTIONS.

      Each Director of the Company who is not otherwise an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended) (hereinafter referred to as an "Eligible Director") and who is a


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      member of the Board after December 31, 1996 (the "Effective Date") shall be granted on each Date of Grant (as defined below) (provided that on such Date of Grant such Eligible Director is a member of the Board) one Option to purchase 5,000 Shares of Common Stock, subject to adjustment as provided under paragraph 17 (the "Option"). The Option Price per Share of Common Stock of the Option granted to an Eligible Director shall be the Fair Market Value of the Common Stock on its date of grant.

      For the purposes of this paragraph, "Date of Grant" means March 11, 1997, and thereafter the date of the first regularly scheduled meeting of the Board in each calendar year after the Effective Date on which an Eligible Director is a member of the Board.

6.    SPECIAL PROVISION FOR NEWLY-ELECTED DIRECTORS.

      In the case of a Director who is initially elected or appointed to the Board between Dates of Grant, the Board may in its discretion grant an Option to such newly elected or appointed Director for a number of Shares of Common Stock not to exceed 5,000; subject to adjustment as provided under paragraph 17, provided that any such Option shall have an Option Price at least equal to the Fair Market Value of the Common Stock on its date of grant.

7.    OPTION AGREEMENT.

      Options granted under the Plan shall be evidenced by an Option Agreement, in a form approved by the Board, which shall be subject to the terms and conditions of the Plan. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Board.

8.    TERM OF OPTIONS.

      Except as otherwise set forth in an Option Agreement, Options granted will be exercisable as to 25% of the Shares of Common Stock covered by such Option at any time after the Date of Grant and as to an additional 25% on each anniversary thereafter until the third anniversary of the Date of Grant, following which the Option will be exercisable in full; provided, however, that no Option shall be exercisable after the expiration of ten years from the Date of Grant; and, provided further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or as may be set forth in an Option Agreement.

9.    PROCEDURE FOR EXERCISE.

      Shares of common stock purchased under Options shall at the time of purchase be paid for in full. To the extent that the right to purchase Shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of Shares with respect to which the Option is being exercised, and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. Payment shall be by cash or by


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      certified or official bank check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Option Price may be paid by the Director by delivery of Shares of Common Stock owned by the Director and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of the exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Director may pay the Option Price by authorizing a third party to sell Shares of Common Stock (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise does not follow regulations of any securities exchange on which the Common Stock is traded. If the Company makes such a determination hereunder, the Company may rely on the opinion of counsel for the Company.

10.   NON-ASSIGNABILITY OF OPTION RIGHTS.

      No Option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him.

11.   EFFECT OF TERMINATION.

      (a) In the event of the death or Disability of an Optionee, the Options shall immediately become fully vested and exercisable as of the date of such termination. Options shall be exercisable for the period ending on the earlier of (1) one-year from the date of such termination due to death or Disability, or (2) the expiration of each Option granted.

      (b) If an Optionee ceases to be a Director of the Company for any reason other than death or Disability, the Options granted to him shall immediately become fully vested and exercisable as of the date of such termination. Options shall be exercisable for the period ending on the earlier of (i) three years from the Optionee's cessation of service as a Director, or (ii) expiration of each Option granted.

12.   NO RIGHTS AS STOCKHOLDER.

      No Optionee shall have any rights as a stockholder with respect to Shares covered by an Option until the date of issuance of a stock certificate or certificates for such Shares of Common Stock.

13.   EXTRAORDINARY CORPORATE TRANSACTIONS.

      New Options may be substituted for the Options granted under the Plan, or the Company's duties as to Options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a Parent or Subsidiary of the Company or


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      such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of paragraph 14 hereof, in the event such corporation, or Parent or Subsidiary of the Company or such corporation, does not substitute new Options for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, the Options granted hereunder shall be canceled, immediately prior to the effective date of such event, and, in full consideration of such cancellation, and the Optionee to whom the Option was granted shall be paid an amount in cash equal to the excess of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event less (ii) the Option Price of the Option.

14.   CHANGE IN CONTROL.

      Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all Options shall be 100% vested and deemed earned in full as of the day immediately preceding the Change in Control date unless otherwise expressly provided in the Optionee's Option Agreement.

      Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Optionee's Option Agreement, the provisions of this Section 14 may not be terminated, amended, or modified to adversely affect any Option theretofore granted under the Plan without the prior written consent of the Optionee with respect to his outstanding Option subject, however, to the last paragraph of this Section 14.

      For all purposes of the Plan, a "Change in Control" of the Company shall mean:

      (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of Directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

      (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new Directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office, who either were Directors at the beginning of the two-year period or whose


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            election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

      (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's common stock will be converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional Shares; or

      (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as Directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

      (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

      (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

      Notwithstanding the occurrence of any of the foregoing events of this
      Section 14 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.


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15.   INVESTMENT REPRESENTATION.

      Each Option Agreement shall contain an agreement that, upon demand by the Board for such a representation, the Optionee (or any person acting under paragraph 10) shall deliver to the Company at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as the Board deems advisable. Upon such demand, delivery of such representation, prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option period, shall be a condition precedent to the right of the Optionee or such other person to purchase any Shares.

16.   AMENDMENTS OR TERMINATION.

      The Board may amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment shall (i) increase the number of Shares subject to the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) modify the number or time at which Options may be granted.

17.   CHANGES IN COMPANY'S CAPITAL STRUCTURE.

      The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or any bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any reorganization or other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding Shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of Shares, or recapitalization, the number and kind of shares then subject to any outstanding Option shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price of any outstanding Option.

18.   COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

      The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for Shares of Common Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any ruling or regulation of any government body or national


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      securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.   EFFECTIVE DATE AND TERM OF THE PLAN.

      The Plan was adopted by the Board on October 29, 1992, and approved by the stockholders of the Company at the annual meeting on December 17, 1992, and amended and restated by the Board on February 17, 1997, December 9, 1998 and on March 7, 2000.


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